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                                    July 31, 1999

Mr. Mitchell Rubin
Voice Powered Technology International, Inc.
21 W. Easy Street, Unit 106
Simi Valley, CA  93065

Re:   Management Services Agreement

Dear Mr. Rubin:

      This letter will memorialize the terms of the agreement between Franklin Electronic Publishers, Inc. ("Franklin") and its subsidiary, Voice Powered Technology International, Inc. ("VPTI"), whereby, beginning August 1, 1999, Franklin will provide certain services to VPTI.

     (1) Franklin agrees to manage the business of VPTI by providing services, including, but not limited to financial management, accounting, billing, warehousing, production, and payroll and benefits administration in connection with the severance of present and former VPTI employees.

     (2) In consideration for the services described above, VPTI will pay to Franklin $5,000 per month, payable on the 1st of each month.

      If the foregoing terms are acceptable, kindly countersign both of these original agreements and return them to me.

                                    Very truly yours,

                                      /s/ Gregory J. Winsky
                                    ------------------------
                                    Gregory J. Winsky
                                    Executive Vice President

ACCEPTED AND AGREED TO:

VOICE POWERED TECHNOLOGY INTERNATIONAL, INC.


   /s/ Mitchell Rubin, President
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By:  Mitchell Rubin, President